                                                                    EXHIBIT 99.1
[LITTELFUSE LETTERHEAD]

NEWS RELEASE
CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO (847) 391-0566


               LITTELFUSE REPORTS FOURTH QUARTER AND 2004 RESULTS

         DES PLAINES, ILLINOIS, FEBRUARY 10, 2005 - Littelfuse, Inc. (NASDAQ/NMS:LFUS) today reported sales and earnings for the fourth quarter and full year 2004.

         Sales for the fourth quarter of 2004 were $124.1 million, a 22% increase from sales of $102.0 million in the fourth quarter of 2003. The acquisition of a majority interest in Heinrich Industrie accounted for $22.1 million or the entire increase from the same quarter in the prior year. Diluted earnings per share were $0.21 in the fourth quarter of 2004, including a $2.2 million ($0.10 per share) tax deductible charge to write-down a portion of the Semitron investment acquired in 2002. This compares to diluted earnings per share of $0.19 for the fourth quarter of 2003, which included a $0.09 charge related to downsizing the company's Ireland operation. Earnings for the fourth quarter of 2004 benefited from a tax adjustment made to reduce the full year effective rate from 36.0% to 34.8%. Heinrich was approximately neutral to earnings for the fourth quarter of 2004.

         Sales for the full year 2004 were $500.2 million, a 47% increase from sales of $339.4 million for the full year 2003. Heinrich accounted for $60.1 million of the sales increase. Diluted earnings per share were $1.59 for the full year 2004, compared to $0.70 for the full year 2003.

         "As we announced on December 21, 2004, our fourth quarter suffered from a slowdown in orders and shipments, coupled with higher operating expenses in part related to Sarbanes-Oxley compliance as well as increased consulting, marketing and legal costs," said Gordon Hunter, Chief Executive Officer. "Although our year ended on a weak note, it was a year of many achievements for Littelfuse. We had major strategic accomplishments including the purchase of Heinrich and the full integration of Teccor, and our initiatives in the areas of solution selling and new product development gained momentum. Our financial performance for the year was outstanding and included record sales and free cash flow as well as earnings that were more than double 2003."

         By geographic segment and excluding Heinrich, sales for the fourth quarter of 2004 compared to the prior year period were down 2% in the Americas, down 2% in Europe and up 4% in Asia. By market and excluding Heinrich, sales for the fourth quarter of 2004 compared to the prior year period were up 2% for electronics, down 5% for automotive and up 1% for electrical. Favorable currency effects contributed four percentage points to the overall growth rate, with electronics and automotive benefiting three points and four points respectively.

         By geographic segment and excluding Heinrich, sales for the full year 2004 compared to the prior year were up 27% in the Americas, 25% in Europe and 36% in Asia. By market and excluding Heinrich, sales for the full year 2004 compared to the prior year were up 45% for electronics, 5% for automotive and 8% for electrical. Favorable currency effects contributed four percentage points to the overall growth rate, with electronics and automotive benefiting four points and two points respectively.

          "Our 45% growth in electronic sales in 2004 was driven by the first-half market recovery, a full year of Teccor sales and some early successes from our solution selling strategy," said Hunter. "After a strong first half, our automotive business slowed as car build softened in the second half. Electrical sales continued to trend above last year, reflecting steady recovery in the industrial and non-residential construction markets."

         Cash from operating activities was $58.2 million for 2004 compared to $50.0 million in 2003. Net capital expenditures for 2004 were $22.1, million compared to $14.0 million in 2003. Free cash flow (cash from operating activities minus net capital expenditures) was $36.1 million in 2004, compared to $35.9 million in 2003.

         "Even after acquiring both Heinrich and Teccor within the last 18 months, our balance sheet remains strong, with a net debt to total capitalization ratio of 2%," said Phil Franklin, Chief Financial Officer. "This is testimony to our strong free cash flow, which should allow us to continue to make strategic acquisitions and further consolidate our leadership position in the circuit protection segment."




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Page 3

Littelfuse will host a conference call today, Thursday, February 10, 2005 at 11:00 a.m. Eastern/10:00 a.m. Central time to discuss the fourth quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through March 31, 2005 and can be accessed through the Web site listed above.

         Littelfuse is a global company offering the broadest line of circuit protection products in the industry. In addition to its Des Plaines world headquarters, Littelfuse has manufacturing facilities in England, Ireland, Switzerland, Mexico, China, Germany, Hungary and the Philippines, as well as in Des Plaines and Arcola, Illinois and Irving, Texas. It also has sales, engineering and distribution facilities in the Netherlands, Singapore, Hong Kong, Korea, Taiwan, Japan and Brazil.

         For more information, please visit Littelfuse's Web site at www.littelfuse.com.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.

Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.



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Page 4


                                LITTELFUSE, INC.
                          SALES BY MARKET AND GEOGRAPHY
                              (Dollars in millions)




                                      FOURTH QUARTER                                             YEAR-TO-DATE
                     -------------------------------------------------         -------------------------------------------------
                          2004             2003           % CHANGE                  2004            2003           % CHANGE
                          ----             ----           --------                  ----            ----           --------
MARKET
------
Electronics           $         68.4    $       67.3               2%            $      299.3     $     206.5               45%
Automotive                      24.7            25.9              -5%                   103.3            98.3                5%
Electrical                       8.9             8.8               1%                    37.5            34.6                8%
                     ---------------- ---------------  ---------------         --------------- ---------------- ----------------
        Subtotal               102.0           102.0               -%                   440.1           339.4               30%
Heinrich                        22.1             -                 -                     60.1             -                  -
                     ---------------- ---------------  ---------------         --------------- ---------------- ----------------
           TOTAL      $        124.1   $       102.0              22%           $       500.2     $     339.4               47%
                     ================ ===============  ===============         =============== ================ ================




                                      FOURTH QUARTER                                             YEAR-TO-DATE
                     -------------------------------------------------         -------------------------------------------------
                          2004             2003           % CHANGE                  2004            2003           % CHANGE
                          ----             ----           --------                  ----            ----           --------
GEOGRAPHY
---------
Americas              $         50.5    $       50.2               1%           $       216.6    $      167.4               29%
Europe                          33.8            17.4              94%                   120.0            61.1               96%
Asia Pacific                    39.8            34.4              16%                   163.6           110.9               48%
                     ---------------- ---------------  ---------------         --------------- ---------------- ----------------
           TOTAL      $        124.1    $      102.0              22%           $       500.2    $      339.4               47%
                     ================ ===============  ===============         =============== ================ ================




















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Page 5

                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                                    For the Three Months Ended              For the Twelve Months Ended
                                                    ----------------------------            ---------------------------
                                                         JAN 1,           JAN 3,              JAN 1,          Jan 3,
                                                         ------           ------             ------          ------
                                                          2005              2004              2005             2004
                                                          ----              ----              ----             ----
Net sales.........................................  $    124,139      $    101,963       $    500,242     $    339,410
                                                    ============      ============       ============     ============

Operating income..................................         9,169             7,459             59,268           26,081
Interest expense..................................           186               451              1,491            2,045
Other expense.....................................         2,524               459              2,366               68
                                                    ------------      ------------       ------------     ------------
Income before income taxes
    and minority interest.........................         6,459             6,549             55,411           23,968

Minority interest.................................            18                 -                153                -
Income taxes......................................         1,613             2,358             19,230            8,629
                                                    ------------      ------------       ------------     ------------
Net income........................................  $      4,828      $      4,191       $     36,028     $     15,339
                                                    ============      ============       ============     ============
Net income per share:
    Basic.........................................  $       0.22      $       0.19       $       1.62      $      0.70
                                                    ============      ============       ============      ===========
    Diluted.......................................  $       0.21      $       0.19       $       1.59      $      0.70
                                                    ============      ============       ============      ===========

Weighted average shares and equivalent
    shares outstanding:
    Basic.........................................        22,395            21,958             22,239           21,881
                                                    ============      ============       ============     ============
    Diluted ......................................        22,818            22,119             22,604           22,004
                                                    ============      ============       ============     ============









NOTE: The above income statement does not show separate lines for gross profit and operating expenses because the appropriate classification of these expenses has not been finalized for Heinrich. The final Heinrich expense classifications will be included in our Form 10-K filing which will be filed prior to March 16, 2005.




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Page 6

                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)



                                                      JANUARY 1, 2005         January 3, 2004
                                                      ---------------         ---------------
ASSETS:
Cash and cash equivalents ........................    $        28,583         $        22,128
Receivables ......................................             77,726                  52,149
Inventories ......................................             79,417                  52,598
Other current assets .............................             30,072                  22,265
                                                      ---------------         ---------------

Total current assets .............................            215,798                 149,140

Property, plant, and equipment, net ..............            136,465                  98,479
Intangible assets, net ...........................             18,553                  11,943
Goodwill .........................................             53,094                  48,643
Investments ......................................              4,886                   2,543
Other assets .....................................              1,146                     822
                                                      ---------------         ---------------

                                                      $       429,942         $       311,570
                                                      ===============         ===============

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
    of long-term debt ............................    $        96,905         $        64,892
Current portion of long-term debt ................             32,958                  18,496
                                                      ---------------         ---------------
Total current liabilities ........................            129,863                  83,388
Long-term debt ...................................              1,364                  10,201
Accrued post-retirement benefits .................             20,009                   4,564
Other long-term liabilities ......................             16,062                   1,072
Minority interest ................................              2,636                     143
Shareholders' equity .............................            260,008                 212,202
                                                      ---------------         ---------------
    Shares issued and outstanding
    at January 1, 2005:  22,549,595 ..............    $       429,942         $       311,570
                                                      ===============         ===============






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Page 7

                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)



                                                  For the Three Months Ended   For the Twelve Months Ended
                                                  --------------------------   ---------------------------
                                                      JAN 1,        Jan 3,        JAN 1,        Jan 3,
                                                       2005          2004          2005          2004
                                                     --------      --------      --------      --------
Operating activities:
Net income .....................................     $  4,828      $  4,191      $ 36,028      $ 15,339
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation ..............................        6,215         6,172        23,859        20,029
     Amortization ..............................        1,152           497         2,441         1,072
Write-down of long-term investment .............        2,277            --         2,277            --
Changes in operating assets and liabilities:
     Accounts receivable .......................        8,636         4,995        (5,780)          387
     Inventories ...............................        3,453         4,277        (4,614)        5,865
     Accounts payable and accrued
       expenses ................................       (7,009)       (4,005)       (3,413)       12,584
     Other, net ................................       (4,025)        4,149         7,417        (5,323)
                                                     --------      --------      --------      --------
Net cash provided by operating
     activities ................................       15,527        20,276        58,215        49,953
Cash used in investing activities:
Purchases of property, plant, and equipment ....       (8,368)       (2,329)      (24,762)      (14,041)
Acquisitions, net of cash acquired .............       (6,342)          (94)      (41,661)      (44,590)
Sale of property, plant & equipment ............           --            --         2,684            --
Sale of marketable securities, net .............           --            --            --         8,806
                                                     --------      --------      --------      --------
Net cash used in investing activities ..........      (14,710)       (2,423)      (63,739)      (49,825)

Cash provided by (used in) financing activities:
     Proceeds from long-term debt ..............        9,500            --        42,200        30,500
     Payments of long-term debt ................      (15,752)      (12,005)      (38,402)     (41,996)
     Proceeds from exercise of stock options ...       10,324         5,882        20,644         4,291
     Purchase of treasury stock ................           --            --        (5,589)           --
                                                     --------      --------      --------      --------
Net cash provided by (used in) financing
     activities ................................        4,072        (6,123)       18,853        (7,205)
Effect of exchange rate changes on cash ........       (3,631)         (340)       (6,874)        1,455
                                                     --------      --------      --------      --------
Increase/(decrease) in cash and cash
     equivalents ...............................        1,258        11,390         6,455        (5,622)
Cash and cash equivalents at beginning
     of period .................................       27,325        10,738        22,128        27,750
                                                     --------      --------      --------      --------
Cash and cash equivalents at end of
     period ....................................     $ 28,583      $ 22,128      $ 28,583      $ 22,128
                                                     ========      ========      ========      ========


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